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Exhibit 10.15

EXECUTION COPY

AMENDMENT NO. 1 TO NATION AGREEMENT

Dated as of April 22, 2004

Between

FREEMANTLE LIMITED
as Lender

and

SENECA NATION OF INDIANS,
as Nation

AMENDMENT NO. 1 TO NATION AGREEMENT

        THIS AMENDMENT NO. 1 to NATION AGREEMENT (this "Amendment") is made as of the 22nd day of April, 2004, with reference to the Nation Agreement dated as of November 22, 2002 (the "Nation Agreement") by and between Freemantle Limited, a corporation organized in the Isle of Man (together with all successors and assigns, the "Lender") and the Seneca Nation of Indians, a federally recognized Indian Tribe and Native American sovereign nation (the "Nation"). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Nation Agreement.

W I T N E S S E T H

        WHEREAS, the Seneca Niagara Falls Gaming Corporation (the "Borrower"), a tribally chartered corporation formed by the Nation, and the Lender entered into the Term Loan Agreement dated as of November 22, 2002, as amended on December 6, 2002 (the "Term Loan Agreement");

        WHEREAS, pursuant to Section 6.2(l) of the Term Loan Agreement, the Lender and the Nation entered into the Nation Agreement;

        NOW, THEREFORE, Nation and Lender hereby agree to amend the Nation Agreement as follows:

        1.    Amendment to Section 4.1(c)—Affirmative Covenants of Nation Applicable Throughout the Term.

        Section 4.1(c) of the Agreement is hereby amended and restated in its entirety as follows:

          (c)   During the continuance of an Event of Default, (A) the Nation will cooperate with Lender's exercise of any or all of its rights, remedies and recourses hereunder or under the Term Loan Agreement and the other Loan Documents, including, without limitation, by not opposing Lender's exercise of its right to require that Borrower enter into a management contract with a management company for the Facility as described in clause (c) of Section 11.1 of the Term Loan Agreement in any form consistent with IGRA, subject to such approvals of any Governmental Authorities (including without limitation the Commission) as may then be required and in full compliance with the Ordinance and any other applicable tribal laws and regulations; and (B) the Nation will cooperate with Lender and promptly do all things required to obtain all necessary authority, permission, licenses, consents, authorizations and approvals from any Governmental Authority (including, without limitation, the Commission) or otherwise as may be necessary or desirable for Lender to exercise any of its rights, remedies and recourses hereunder or under the other Loan Documents; provided, however, that nothing herein shall prohibit Borrower from asserting that no Event of Default has occurred.

        2.    Representations and Warranties.    The Nation hereby represents and warrants as follows:

          (a)   Nation has full power, authority and legal right to execute, deliver and perform this Amendment, and has taken all necessary governmental and other action to authorize the execution, delivery and performance by Nation of this Amendment. This Amendment has been duly executed and delivered by a duly authorized officer of Nation, and, upon approval by the Secretary pursuant to 25 U.S.C.§81, if required, this Amendment constitutes a valid, legal and binding obligation of the Nation, enforceable against the Nation in accordance with the terms set forth in the Nation Agreement;

          (b)   Upon giving effect to the execution, delivery and performance of this Amendment and the agreements referred to herein, and to the consummation of the transactions contemplated hereby, no Event of Default (as defined in the Term Loan Agreement) has occurred and remains continuing;

        3.    Conditions; Effectiveness.    The effectiveness of this Amendment shall be subject to the condition precedents that:

          (a)   The Lender shall have received counterparts of this Amendment executed by the Nation;

          (b)   The Nation shall have adopted such authorizing resolutions as are appropriate, in the reasonable opinion of Lender's counsel, for the Nation to execute, deliver and perform its obligations under this Amendment.

          (c)   The Nation shall have caused its counsel to provide an opinion with respect to the authority of the Nation to enter into this Amendment, the enforceability of the Amendment, and such other customary matters as Lender may require in its sole and absolute discretion.

        4.    No Waiver.    The waivers and consents contained in this Amendment are limited to the matters expressed herein and do not constitute, nor should they be construed as, a waiver of any other right, power or privilege under the Loan Documents, or under an agreement, contract, indenture, document or instrument mentioned in the Loan Documents.

        5.    Effectiveness of the Nation Agreement.    Except as hereby expressly amended, the Nation Agreement remains in full force and effect, and is hereby ratified and confirmed in all respects, including without limitation the Nation's waiver of sovereign immunity and consent to suit and consent to personal jurisdiction and service of process.

        6.    Counterparts.    This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original for all purposes, but all such counterparts shall together constitute but one and the same instrument.

        7.    Compliance with 25 U.S.C. § 81.    In compliance with 25 U.S.C. § 81, the residence and occupation of the parties in interest are stated as follows:

          (a)   Party in interest:

Party in interest:	Seneca Nation of Indians
Residence:	Niagara Falls, New York
Occupation:	A federally recognized Indian Tribe and Native American sovereign nation
Party in interest:	Freemantle Limited
Residence:	Isle of Man
Occupation:	Business Corporation

          (b)   Scope of Authority:

            The President of the Nation is authorized to execute this Amendment by resolutions of the Tribal Council of the Seneca Nation of Indians, said resolution adopted by such Council on November 16, 2002. The President exercises his authority in this instance because he believes that the Amendment is in the best interests of the Nation and Borrower.

          (c)   This Amendment was executed on or about 1:00 p.m. on the 22nd day of April, 2004, for the particular purposes set forth above.

          (d)   The Nation Agreement, as amended by this Amendment, shall expire on the Maturity Date or, if later, the full repayment of the Loan and all other amounts due hereunder.

          (e)   The Nation agrees that this Amendment is in compliance with 25 U.S.C.§ 81.

        8.    Resolution of Disputes.    The parties expressly agree that Disputes arising out of this Amendment shall be resolved in accordance with Section 7 of the Nation Agreement.

        9.    Personal Jurisdiction; Service of Process.    Each party (A) irrevocably consents to the non-exclusive personal jurisdiction and venue of the U.S. Federal District Court for the Western District of New York or, if such court denies jurisdiction, in any court of the State of New York hereof for the exclusive, sole and limited purposes of compelling a party to submit to the provisions of Section 7 of the Nation Agreement and enforcing any relief or award which may be ordered by the arbitrator, (B) hereby waives any claim it may have that such court is an inconvenient forum, and (C) hereby agrees that all claims in respect of any such limited purpose may be heard or determined in any such court.

          (a)   The parties hereby appoint as their exclusive agents for service of legal process in relation to any matter arising out of or in connection with this Amendment and any other documents executed in connection therewith the persons identified for notice purposes on Exhibit 7.5 to the Nation Agreement.

          (b)   The parties agree that personal service upon any of the agents designated at their addresses set forth in Section 6.5 of the Nation Agreement (including the addresses of the parties' respective attorneys) shall constitute effective and proper personal legal service and expressly waive any and all rights that exist or may exist in the future to require personal service of legal process in another manner or location, including, without limitation, any and all requirements for personal service under the Federal Rules of Civil Procedure and any other like or similar rules or conventions.

        10.    Waiver of Immunity and Consent to Suit.    The Nation hereby irrevocably and unconditionally waives its sovereign immunity (and any defense based thereon) from any suit, action or proceeding or from any legal process (whether through service of notice, attachment prior to the judgment, attachment in aid of execution, execution, exercise of contempt powers or otherwise) in the forum indicated in Section 7.5 of the Nation Agreement, for the exclusive, sole and limited purposes of compelling a party to submit to the provisions of Section 7 of the Nation Agreement and enforcing any relief or award which may be ordered by the arbitrator with respect to this Amendment. With respect to such purposes, Lender shall have available the remedies set forth in Section 5 of the Nation Agreement.

        11.    Effect of Waivers and Consents.    THE WAIVERS AND CONSENTS DESCRIBED IN THIS AMENDMENT SHALL INURE TO THE BENEFIT OF THE LENDER AND EACH OTHER PERSON WHO IS ENTITLED TO THE BENEFITS OF THE LOAN DOCUMENTS. THE LENDER AND SUCH OTHER PERSONS SHALL HAVE AND BE ENTITLED TO ALL AVAILABLE REMEDIES SET FORTH IN SECTION 5 OF THE NATION AGREEMENT. THE WAIVERS OF SOVEREIGN IMMUNITY AND CONSENTS TO JURISDICTION CONTAINED IN THIS AMENDMENT ARE IRREVOCABLE.

(signatures follow immediately)

        IN WITNESS WHEREOF, Nation and Lender have each caused this Amendment to be duly executed as of the date and year first above written.

THE SENECA NATION OF INDIANS, AS NATION:
By:	/s/ RICK L. ARMSTRONG, SR.
Printed Name: Rick L. Armstrong, Sr.
Title:	President
FREEMANTLE LIMITED, AS LENDER:
By:	/s/ TAN SRI LIM KOK THAY
Printed Name: Tan Sri Lim Kok Thay
Title:

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AMENDMENT NO. 1 TO NATION AGREEMENT